                                                                 Exhibit 11

                              CRYSTAL OIL COMPANY

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                   Three Months Ended         Six Months Ended
                                         June 30                   June 30
                                 -----------------------   -----------------------
                                    1996         1995         1996         1995
                                 ----------   ----------   ----------   ----------
Earnings per common share:
  Income from operations         $      539   $     (139)  $    1,282   $      389
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------
  Weighted average of common
    shares outstanding            2,662,082    2,624,045    2,658,229    2,624,045
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------
Earnings per common share        $      .20   $     (.05)  $      .48   $      .15
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------

Primary: (Including dilutive
          Common Stock
          equivalents)
  Income (loss) from operations  $      539   $     (139)  $    1,282   $      389
  Adjustments to income (loss)
    (net of income tax):                  -            -            -            -
                                 ----------   ----------   ----------   ----------
  Adjusted net income (loss)     $      539   $     (139)  $    1,282   $      389
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------

  Weighted average of common
    and common equivalent
    shares:
      Outstanding                 2,662,082    2,624,045    2,658,229    2,624,045
      Assuming conversion or
        exercise of:
          Stock options, net
            of treasury shares       26,974            -       30,666       29,701
          Remaining senior
            preferred stock          33,274            -       33,274       33,274
                                 ----------   ----------   ----------   ----------
                                  2,722,330    2,624,045    2,722,169    2,687,020
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------
  Per share amount:
      Net income (loss)          $      .20   $     (.05)  $      .47   $      .14
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------


                                                                    Exhibit 11
                                                                    (continued)

                              CRYSTAL OIL COMPANY

                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
               (In Thousands Except Share and Per Share Amounts)
                                  (Unaudited)

                                   Three Months Ended         Six Months Ended
                                         June 30                   June 30
                                 -----------------------   -----------------------
                                    1996         1995         1996         1995
                                 ----------   ----------   ----------   ----------
Fully-diluted:
  Income (loss) from operations  $      539   $    (139)   $    1,282   $      389
  Adjustments to income (loss)
    (net of income tax):                  -           -             -            -
                                 ----------   ----------   ----------   ----------
  Adjusted net income (loss)     $      539   $    (139)   $    1,282   $      389
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------
  Weighted average of
    common shares:
    Outstanding                   2,662,082    2,624,045    2,658,229    2,624,045
    Assuming conversion or
      exercise of:
        Stock options, net
          of treasury shares         26,974            -       30,666       29,701
        Remaining senior
          preferred stock            33,274            -       33,274       33,274
                                 ----------   ----------   ----------   ----------
                                  2,722,330    2,624,045    2,722,169    2,687,020
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------
  Per share amount:
      Net income (loss)          $      .20   $     (.05)  $      .47   $      .14
                                 ----------   ----------   ----------   ----------
                                 ----------   ----------   ----------   ----------

NOTE:  See Note 3 of Notes to Consolidated Condensed Financial Statements.

                                      -23-